Exhibit 15.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports dated March 22, 2013 with respect to the consolidated financial statements of CNOOC Limited, and the effectiveness of internal control over financial reporting of CNOOC Limited, included in this Annual Report on Form 20-F for the year ended December 31, 2012 in the Registration Statement on Form F-3 (File No. 333-187114) filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Hong Kong
April 24, 2013